EXHIBIT 10.36

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (“Agreement”) is made and entered as of the 1st day of January, 2013 (“Effective Date”) by and between Dennis McGuire, and having an address of 3231 SE St. Lucie Blvd., Stuart, FL  34997 ("Inventor") and Ecosphere Technologies, Inc., a Delaware corporation, and having an address of 3515 SE Lionel Terrace, Stuart, FL  34996 ("Company", which term shall include all Affiliates, as hereinafter defined).

WHEREAS:

A.

Inventor is the founder of Company.

B.

Inventor is the inventor of all or substantially all of the technology and devices utilized by Company, some of which is not patented (each an “Invention” and collectively, the “Inventions”) and some of which are the subject of those certain United States Letters Patent and Applications, as more particularly described on Exhibit “A” attached hereto and made a part hereof and any patents that may issue from the foregoing or which may be based thereon, together with any division, continuation, extension, reissue, renewal or re-examination thereof (“Patents”). During the term of his Employment Agreement, as hereinafter defined, Inventor may invent additional technology and devices utilized by Company. As long as there is no then existing Company Event of Default, Inventor will assign its rights to such technology and devices, including patents arising therefrom, together with any division, continuation, extension, reissue, renewal or re-examination thereof, subject to the provisions of this Agreement.

C.

On or before the Effective Date, Inventor, based upon an understanding with Company that he would be compensated by the payment of royalties on account thereof, assigned the Patents to Company, with the understanding that Inventor and Company would fully document the agreements of the parties pertaining to the payment of royalties for the Patents, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises, and the mutual undertakings and rights granted herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

In addition to the definitions set forth above or as more particularly defined in this Agreement, the following terms shall have the following meanings:

 “Affiliates” shall mean any Person which is an affiliate or subsidiary of Company as such term is defined in the applicable regulations of the Securities and Exchange Commission (“SEC”).

“Books and Records” shall mean all books of account and other records reflecting the results of the operations of Company prepared and maintained in accordance with generally accepted accounting principles applied on a consistent basis.

“Change of Control” shall mean the occurrence of any of the events defined in the Employment Agreement.

“Company” shall mean Company and its Affiliates and/or Subsidiaries.

“Default Rate” shall mean the lesser of: (i) 18% per annum; or (ii) the maximum interest rate allowed by Laws, from the date due until the date of collection, including post judgment.

"Device" shall mean any equipment or component manufactured which embodies an invention claimed in any Patent or which has been made by, or with the use of, any method embodying an invention claimed in any Patent, provided, that, at the time and place of the manufacture, use or sale of such Device, a Patent is pending or is in force claiming such portion of such Device or the method by which it has been made.

“Employment Agreement” shall mean that certain Employment Agreement between Company and Dennis McGuire dated as of January 1, 2013.

“Event of Default” shall mean those events more particularly described in Article V hereof.

“Governmental Authorities” shall mean shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Hostile Takeover” shall mean an event occurs which triggers the issuance of rights pursuant to the terms and conditions of any Rights Agreement adopted by Company.

“Inventor” shall mean Dennis McGuire, his legal representatives and his heirs, successors and assigns, whether by assignment or operation of law, unless the context provides to the contrary.

“IP Committee” shall mean the Committee established pursuant to Section IV H of this Agreement.

“Laws” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the use and manufacturer of any Device or product utilizing the Inventions or Patents, and all permits, licenses, authorizations, rules and regulations relating thereto.

“Person” shall mean any person, firm, partnership, company, or other legal entity of any nature whatsoever.

“Revenues”, for the purposes of this Agreement, shall mean (i) revenues generated from the Inventions and Patents in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied, or if the Securities and Exchange Commission (the “SEC”) adopts

International Financial Reporting Standards (“IFRS”) to replace GAAP, then in accordance with IFRS regardless of whether Company is obligated to file reports with the SEC, (ii) all other consideration (as it is actually received) of any nature received by Company from the Inventions and Patents, including, but not limited to, (a) the sale of assets, (b) sales of equity (of any nature and in any form) by the Company or any other similar capital transaction, (c) conversions of debt to equity in lieu of repayment (for purposes of any debt conversion, the closing price of the equity as of the date of conversion times the number of shares issued upon conversion will be the equivalent of a new equity financing),  (iii) all other consideration of any kind received by Company and/or its shareholders including, but not limited to, any investment, merger, consolidation, exchange offer, or tender offer, and (iv) any dividend to the Company’s shareholders of any interest in any subsidiary, whether through a dividend or spin-off, the dividend or spin-off.

Notwithstanding the foregoing, no Royalty will be paid upon an Exempt Issuance.  "Exempt Issuance” means the issuance of:

(a)

Shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the existing members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, and any non plan options issued to such persons.

(b)

Shares of Common Stock upon the exercise of any options or warrants which options or warrants or are specifically permitted by this clause provided that such securities are not amended to increase the number of such securities or to decrease the exercise price of such securities, except as specifically provided under clause (f) below.

(c)

Warrants issued to registered broker-dealers as commission or fees in connection with any financing transactions.

(d)

Securities issued in connection with debt financings (except upon conversion in repayment as set forth above.

(e)

Securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds.

(f)

Shares issued upon stock splits, stock dividends or other internal recapitalizations.

Provided, however, the conversion of debt securities is  not an Exempt Issuance as provided above and a transaction in subsection (e) in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities is not an Exempt Issuance.

For clarity purposes, it is the intent of the parties hereto that Inventor shall receive Royalties in connection with all consideration of any kind and nature whatsoever received by the Company on account of, or relating to, the Inventions and Patents, including, but not limited to, all revenue related and/or equity transactions of any nature, unless specifically excluded in (a) - (f) above.

Provided, however, that if for clauses (ii),  (iii) and (iv) the consideration received by Company or its shareholders  can reasonably be allocated between that attributable to the Inventions and Patents and other businesses and operations, an appropriate adjustment shall be made to pay the Inventor Royalties attributable to the Inventions and Patents. By way of example, assume that in a merger, Company is sold for $750 million and the investment bankers hired by Company to provide financial advice to its Board provide written advice that the value of the Inventions and Patents is $535 million and the value of another subsidiary is $215 million. In that event Royalties will be paid on $535 million.

In the event of a dispute between Company and Inventor regarding whether or not any revenues are received from, or on account of the Inventions and Patents, such dispute shall be resolved by a majority vote of the IP Committee, which shall be binding upon Company and Inventor.

 “Royalties” shall mean the payments due to Inventor pursuant to the provisions hereof.

"Subsidiaries" shall mean all Persons controlled by, or under common control with, Company on or after the Effective Date.

“Term” shall mean the Term of this Agreement as provided in Article II hereof, unless this Agreement is terminated in accordance with its provisions.

ARTICLE II

TERM

The Term of this Agreement shall commence on the Effective Date and expire on the last date upon which a Patent, which is the subject of this Agreement, including any future Inventions or Patents, remains in force, including extensions, if any, unless otherwise terminated pursuant to the provisions of this Agreement.

This Agreement and payments hereunder are not dependent upon the continued employment of Dennis McGuire pursuant to the Employment Agreement, any extensions or replacements thereof.

ARTICLE III

ASSIGNMENT CONSIDERATION

Company agrees to pay Inventor, Royalties in the amount of: (i) four percent (4%) of the Revenues of Company, derived anywhere in the world by, for, through, or under Company; (ii) less any Base Salary (and/or any salary or severance payments on account of the termination of the Employment Agreement for Good Cause) paid to Dennis McGuire, as Employee, pursuant to the Employment Agreement.

As of the termination of the Employment Agreement, Company agrees to pay to Inventor, Royalties in the amount of four percent (4%) of the Revenues of Company, derived anywhere in the world by, for, through, or under Company for the balance of the Term, provided, however, Company’s obligation to pay Royalties on Revenues based on clause (i) of the definition shall be deferred until collected by Company.  In the event that Revenues under this Agreement consist of illiquid property, Inventor shall be entitled to four percent (4%) of such illiquid property, in kind. Company shall use commercially reasonable efforts to sell the illiquid property (including that owned by Inventor) unless Inventor otherwise agrees. If the Company pays a dividend within the meaning of clause (iv) of the definition of Revenues, it shall be considered illiquid property.

In the event Company desires to enter into an agreement to sell the illiquid property to an unrelated Person, Company shall, not less than ten (10) business days prior to entering into such agreement, notify Inventor (which notice shall include a copy of the proposed agreement. Within five (5) business days after receipt of the proposed agreement, Inventor shall have the right to elect to “tag along”, in which event a pro rata percentage of the illiquid property owned by Inventor (“Pro Rata Percentage”) shall be included in the transaction on the same terms and conditions as set forth in the proposed agreement.

For example, if Company owns 96% of the illiquid property and Inventor owns 4% of the illiquid property and a buyer agrees to buy 50% of the illiquid property, then Company shall sell 48% of the illiquid property and Inventor shall sell 2% of the illiquid property and the purchase price shall be allocated accordingly.

All Royalties due hereunder shall be paid in United States Dollars. All Royalties paid or computed in other currencies shall be converted into United States Dollars at the buying rate for the transfer of such other currencies to United States Dollars as quoted by the Chase Manhattan Bank (or if Chase Manhattan Bank ceases to provide such information, any of the five (5) largest banking institutions regulated by the United States Government selected by Inventor) on the last day of such accounting period.

All payments of Royalties shall be made commencing on January 1, 2013: (i) on a monthly basis and be due within three business days of the end of each month (based upon Revenues deposited during said monthly  period) and adjusted for the respective periods ending on March 31, June 30, September 30 and December 31 of each year; and (ii) within 40 days of the end of each quarter, except 75 days after the last day of the Company’s fiscal year (or such earlier date that the SEC requires quarterly and annual reports to be filed). At the time of making any such payment, Company shall furnish Inventor with a written statement of Revenues for the preceding month and quarter attested under oath by the President or Chief Financial Officer of Company.

In the event of an adjustment of Royalties based upon estimated/actual Revenues: (i) in the event that any estimated Royalties paid exceeds the sum due to Inventor based upon actual Revenues received, Company may offset such amount against the next ensuing payment of estimated Royalties until the excess is fully applied; and (ii) in the event that any estimated Royalties paid is less than the sum due to Inventor based upon actual Revenues received, Company shall pay the shortfall to Inventor within fifteen (15) business days.

Following a Change of Control, any amounts payable to Inventor that are not paid when due shall be subject to a late payment charge equal to ten percent (10%) of the amount payable as liquidated and agreed damages but only if the variance exceeds five (5%) of the sums due for the period in question.

Company agrees to provide Inventor, within forty (40) days after the end of each calendar quarter except seventy five (75) days after the last day of the Company’s fiscal year (or such earlier date that the SEC requires quarterly and annual reports to be filed), and within ten (10) days after the expiration or termination of this Agreement, a report of the Revenues of Company, by country (if applicable) (“Quarterly Royalty Reports”) subject to the Company receiving customary confidentiality agreements from any party within the definition of Inventor. Company shall commence providing Inventor such Quarterly Royalty Reports within forty (40) days following the end of the first calendar quarter of the Term. The Quarterly Royalty Reports will quantify the gross Revenues of Company accrued during the previous quarter explaining the basis for such calculations.

Company shall keep, at its main office, a permanent, accurate set of Books and Records in which Revenues shall be recorded.  The Books and Records shall also include any non-consolidated, federal, state and local tax returns and all pertinent original sales records relating to Company’s operations/sales. All books and records reflecting Revenues and/or the calculation of Royalties shall be retained and preserved for a period of five (5) years.

The Books and Records shall be open to inspection and audit by Inventor and/or its duly authorized representatives, at all reasonable times during business hours upon not less than ten (10) days prior written notice.  If Inventor conducts an audit of the Books and Records, and if the audit determines that Company has understated Revenues or calculation of Royalties by more than three (3%) percent, in addition to such other rights and remedies available to the Inventor at law or equity, Company shall, within ten (10) business days thereafter, pay any deficiency in the Royalties due on account of such understatement and the reasonable cost of such audit.  If Company fails to submit the required statement of Revenues or calculation of Royalties, as required, Company shall pay the cost thereof, irrespective of the results of such audit.

The cost of such audit shall be determined on a time and expense basis at the rate per hour which shall not exceed that charged for similar personnel by a national firm of independent certified public accountants.

The Books and Records shall include: (i) accounts receivable aging within twenty (20) days after the end of each month; (ii) as soon as available, and in any event within thirty (30) calendar days after the close of each quarter, reviewed quarterly financial statements, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis; (iii) as soon as available, and in any event within seventy five (75) calendar days after the close of each year, annual audited financial statements, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis; (d) as soon as available, and in any event within ninety (90) calendar days after the close of each year, annual tax returns.

In the event any Government Authorities imposes any taxes on any part of the payments required hereunder and Company’s auditors or tax advisors advise Company that it is required to withhold taxes from such payment, Company may withhold such taxes from such payments or pay same as required. Tax receipts indicating such payments or withholding of taxes shall be promptly submitted to Inventor. Company shall cooperate with Inventor in a determination of the propriety of, or imposition of, any such tax and shall permit Inventor to challenge such tax by all lawful means.

In the event any national government imposes any exchange restriction prohibiting payments as required under this Agreement, an account in the name of Inventor shall be established in a financial institution of Inventor’s choice in such country (or permitted place of payment) and all monies due Inventor shall be paid into such account, or at Inventor’s election, payment shall be made to any account designated by Inventor that complies with such restriction(s)/prohibition.

In the event that Company fails to pay any payment hereunder when due, Company shall pay interest to Inventor on any and all amounts overdue and payable under this Agreement at the Default Rate from the date of default until payment, including post judgment.

All of Company’s obligations and covenants to provide reports under this Agreement are subject to Inventor delivering a customary confidentiality agreement and if Inventor ceases to be employed by Company further subject to redaction of pricing and other information which would be protected from disclosure under the Freedom of Information Act.

ARTICLE IV

COVENANTS

A.

Diligence.  Company shall use commercially reasonable diligence in the operation of its business in the ordinary course.

B.

Compliance with Laws.  Company shall conform to, and comply with, all applicable Laws, including all environmental laws.

C.

Compliance with Requirements.  Company shall obtain and comply with all leases, licenses, contractual arrangements, approvals, consents, licenses and permits of any Governmental Authority, as may be required from time to time.

D.

Contracts.  Upon request, Company shall deliver to Inventor true, correct and complete lists of all Revenue generating contracts of Company.  Each list shall show the name, address, and telephone number of each contracting Person, a general statement of the nature of the work to be done or equipment to be sold or labor and materials to be supplied, the names of the contact parties for each contracting Person and the estimated dollar value of such contract and the status of such contract.

E.

Protection against Liens and Claims. Except with the prior written consent of Inventor, which may be granted or withheld in its sole and absolute discretion, Company shall: (i) promptly (within five (5) business days) notify Inventor of the assertion of any claims of any nature whatsoever against the Patent(s) or Invention(s); and (ii) protect the Patent(s) or Invention(s) against the assertion of any such claims.

The decision not to protect the Patent(s) or Invention(s) against the assertion of any such claims, shall be in the sole discretion of the Board, exercised reasonably, provided, however, that: (i) the Board shall notify the Inventor at least ten (10) business days in advance that the issue will be considered at the next Board meeting; and (ii) the Board must convene a meeting and specifically decide not to protect the Patent(s) or Invention(s) within thirty (30) days after written notice from the Inventor.  The failure of the Board to convene a meeting or affirmatively decide to protect a Patent(s) or Invention(s) within said thirty (30) days shall be deemed to be a decision by the Board not to do so, in which event, Company shall immediately assign all of its right, title and interest in and to such Patent(s) or Invention(s) to Inventor or his nominee. Thereafter, Inventor may, in his sole discretion: (a) defend the Patent(s) or Invention(s) in the name of Inventor or his nominee (in which event Company shall reasonably cooperate with such defense); or (b) otherwise deal with such claims as Inventor or his nominee deems appropriate.

F.

Payment of Taxes, Assessments and Charges.  Company shall pay, prior to delinquency, all taxes, assessments, charges and levies imposed by any Governmental Agency.

G.

Reporting and Requirements.  Promptly after request by Inventor, Company shall cause to be delivered to Inventor, in form and detail reasonably satisfactory to Inventor: (i) any litigation seeking damages in excess of $100,000, or multiple lawsuits seeking total damages from Company of $200,000 or more, or making a claim to title or the right to possess the Patents, Devices or any material part of the assets of Company; (ii) any dispute between Company and any Governmental Authority or Person relating to the Patents or any material part of the assets of Company; (iii) any Event of Default by Company or event which, with the giving of notice and/or the passage of time, could become and Event of Default; (iv) the Books and Records; and (v) such other information relating to Company as Inventor may request from time to time.

H.

No Sale/Encumbrances. Without prior consultation of the IP Committee at least thirty (30) days prior to entering into any binding agreement, Company shall not: (i) sell, lease, sublease, license, sublicense or dispose of in any manner; or (ii) pledge, assign or grant any security interest in and to, the Inventions and Patents, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements to be filed with respect thereto (each, a, “Disposition”). The IP Committee shall have the right to consult with (and participate in Board meetings), the Board concerning any decision of the Board with respect to a Disposition.

Notwithstanding the foregoing, statutory possessory liens incurred in the ordinary course of Company’s business and liens arising from the entry of any judgment against Company which is vacated or superseded within the time provided by any applicable Laws shall not be a violation of this covenant.

The IP Committee shall consist of not less than three (3) members. Initially, the IP Committee shall consist of: (i) Dean Becker (“Board Committee Member”); (ii) Michael D. Harris (“Legal Committee Member”); and (iii) Dennis McGuire (“Inventor Committee Member”).

In the event of the resignation, death or disability of any Committee Member, the vacancy created thereby shall be filled by appointment on or before fifteen (15) days after such vacancy as follows: (i) the Board Committee Member shall be appointed by the Board; (ii) the Legal Committee Member shall be the general counsel or principal outside counsel of Company; and (iii) Inventor Committee Member shall be appointed by the legal representative or the heirs, successors and assigns of Dennis McGuire (provided, however, if there is more than one (1) heir, successor and assign, the appointment shall be made by the heir, successor and assign entitled to the greatest percentage of the Royalties paid, or to be paid, hereunder).

The IP Committee shall select one of its members as the Chairman, and shall hold its meetings at such times and places as it shall deem advisable. At least two (2) members shall constitute a quorum (one of which must be the Inventor Committee Member), and all determinations of the IP Committee shall be made by a majority of its members who are present. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully as effective as if made by a majority vote at a meeting duly called and held. The IP Committee may appoint a Secretary, shall keep minutes of its meetings, and may make such rules and regulations for the conduct of its business and for the carrying out of its responsibilities as it shall deem appropriate.

Each member of the IP Committee shall be indemnified and held harmless by Company against any loss, liability, or expense arising out of his activities as a member of the IP Committee, provided that the member has conducted such activities in good faith.

I.

Insurance.  Company shall continuously maintain and keep in force, at its sole cost and expense, such insurance policies as are commercially reasonable and in accordance with the policies maintained by Company in the year prior to the Effective Date.

Company shall, and does hereby, indemnify and hold Inventor harmless from and against all claims, loss, cost, damage or expense arising, unless due to the gross negligence or willful misconduct of Inventor, from: (i) the conduct of Company’s business or from any activity, work or things done, permitted or suffered by Company, its agents, contractors and employees; (ii) any act or omission of Company, its agents, contractors and employees; (iii) any and all claims for death, illness, personal injury, property damage and improper business practices arising out of the manufacture, use, sale or other disposition of the Inventions and Patents; and (iv) any breach of this Agreement by Company, including claims arising due to the negligence of Inventor. Such indemnity shall include all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and Company shall, at Inventor’s election, either defend Inventor with counsel acceptable to Inventor or pay the cost of Inventor’s counsel when due.

J.

Board of Directors. Until termination of this Agreement, the Inventor, or his nominee/designee, shall have the right to cause Company to nominate one person to Company’s Board, and if this right is exercised, Company will include this designee in its proxy statement at no cost and recommend the election of such person by Company’s shareholders.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INVENTOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INVENTIONS OR PATENTS AND/OR RELATED SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

INVENTOR SHALL NOT BE LIABLE TO COMPANY, ITS CUSTOMERS, THE USERS OF ANY OF THE INVENTIONS OR PATENTS AND RELATED SERVICES, OR ANY THIRD PARTIES FOR ANY DIRECT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY DAMAGE OR INJURY TO BUSINESS EARNINGS, PROFITS OR GOODWILL SUFFERED BY ANY PERSON ARISING FROM ANY USE OF THE INVENTIONS OR PATENTS AND RELATED SERVICES, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Inventor shall not be liable to Company for injury to Company’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Company on account of any cause whatsoever, including products liability, unless due to the gross negligence or willful misconduct of Inventor.

ARTICLE V

EVENTS OF DEFAULT

The occurrence of any of the following events shall be an Event of Default hereunder:

(i)

Company fails to pay any money to Inventor required hereunder within thirty (30) days of the date such payment is due.

(ii)

Company, in any material respect, fails to perform any other covenant, agreement, obligation, term or condition set forth herein, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Inventor to Company; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Company commences to cure such default promptly after receipt of notice thereof from Inventor, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(iii)

Any material representation or warranty made by Company in connection with any report or information provided to Inventor is determined to have been false or misleading in any material respect at the time made.

(iv)

Company becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt, or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for, or consents to, or fails to contest, the appointment of a receiver, trustee, custodian or similar officer for Company or for a substantial part of the assets of Company, or Company commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(v)

A petition is filed or any case, proceeding or other action is commenced against Company seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Company, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Company, a receiver, trustee, custodian or similar officer for Company or for any substantial part of any of the properties of Company, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

Company shall consent to and waive the automatic stay provisions of the Bankruptcy Code so as to permit all obligations of Company to Inventor to be fully paid and satisfied in the event a bankruptcy is filed by, against or on behalf of Company.

(vi)

The holder of any lien or security interest against all or substantially all of the assets of Company (without implying the consent of Inventor to the existence or creation of any such lien or security interest), declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(vii)

Any dissolution, termination, partial or complete liquidation of Company, or of its business as a going concern, for any reason.

ARTICLE VI

REMEDIES

A.

Remedies Available.  If there shall occur an Event of Default under this Agreement, then Inventor, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

B.

Collect Sums Due.  Sue or otherwise collect all sums due hereunder, together with interest at the Default Rate.

C.

Judicial Remedies.  Proceed by suit or suits, at law or in equity, instituted by or on behalf of Inventor, to enforce the provisions of this Agreement.

D.

Security Interest. Company grants to Inventor a first-priority perfected security interest in all of the Inventions and Patents and any and all Revenues of Company as security for the payment of all sums due hereunder.

Upon the occurrence of any Event of Default and at any time thereafter, Inventor may declare all sums due hereunder to be immediately due and payable, and shall have the remedies of a secured party under the Uniform Commercial Code as adopted in Florida. Inventor may require Company to assemble the collateral and make it available to Inventor at a place to be designated by Company that is reasonably convenient to both parties.  Unless the collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, Inventor will give Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale of any other intended disposition thereof is to be made.  The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Company shown at the beginning of this Agreement at least five (5) days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like shall include Inventor’s reasonable attorney's fees and legal expenses.

As of the Effective Date, no Financing Statement covering any collateral or any proceeds thereof is on file in any public office. Company authorizes Inventor at Company’s expense to: (i) file any Financing Statement or Statements relating to the collateral (without Company’s signature thereon) which Inventor deems appropriate; and (ii) file a copy of this Agreement with USPTO, Company irrevocably appoints Inventor as Company’s attorney-in-fact to execute any such Financing Statement or Statements in Company’s name and to do such other acts and things, all as Inventor may request, to establish and maintain a valid security interest in the collateral (free of all other liens and claims whatsoever) to secure the payment of all obligations hereunder. For purposes of perfecting the security interest created by this agreement, a carbon, photographic or other reproduction of this Agreement or a Financing Statement will be sufficient to serve as a Financing Statement.

Provided, however, prior to a Change of Control, Inventor recognizes that if Company suffers unforeseen cash flow problems or other financial hardship, he will acting in good faith agree to reasonable extensions of time in order to accommodate Company. The remedy under this Section D is designed to insure that Company will comply with its requirements under this Agreement.

E.

Termination. Inventor may terminate this Agreement upon ten (10) days prior written notice, if the Event of Default is not cured within the time periods provided in Article V. If terminated, then Company shall immediately cease using the Inventions and Patents and all right, title and interest in and to the Inventions and Patents shall automatically revert to, and be owned exclusively by, Inventor.

Nothing herein shall be construed to release Company from any obligation that matured prior to the date of such termination. This Section shall survive the termination.

Company hereby absolutely and irrevocably appoints Inventor as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the termination of Company’s rights to own and utilize the Inventions and Patents and to cause the Inventions and Patents to automatically revert to, and be owned exclusively by, Inventor, Company ratifying all that its said attorney shall do by virtue thereof. Company shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the foregoing documents.

Provided, however, prior to a Change of Control, Inventor recognizes that if Company suffers unforeseen cash flow problems or other financial hardship, he will acting in good faith, agree to reasonable extensions of time in order to accommodate Company. The remedy under this Section E is designed to insure that Company will comply with its requirements under this Agreement.

F.

Other.  Exercise any other right or remedy available hereunder or at law or in equity. As long as the Company is making diligent efforts to exploit and commercialize the Inventions and Patents, the Inventor may not utilize any judicial remedies to terminate the Inventions and Patents, except to the extent provided under Article VI, Section E above.

G.

Cumulative.  All remedies contained in this Agreement are cumulative and Inventor shall also have all other remedies provided at law and in equity or in any other document between the parties.  Such remedies may be pursued separately, successively or concurrently at the sole and absolute discretion of Inventor and may be exercised in any order and as often as occasion therefore shall arise.  No act of Inventor shall be construed as an election to proceed under any particular provisions of this Agreement to the exclusion of any other provision of this Agreement or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Inventor.

H.

Waiver.  Inventor may waive any single Event of Default by Company hereunder without waiving any other prior or subsequent Event of Default.  Inventor may remedy any Event of Default by Company hereunder without waiving the Event of Default remedied.  Neither the failure by Inventor to exercise, nor a delay by Inventor in exercising, any right, power or remedy upon any Event of Default by Company hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Inventor of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No notice to nor demand on Company in any case shall of itself entitle Company to any other or further notice or demand in similar or other circumstances.  Acceptance by Inventor of any payment in an amount less than the amount then due shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default.  In case Inventor shall have proceeded to invoke any right, remedy or recourse permitted hereunder and shall thereafter elect to discontinue or abandon the same for any reason, Inventor shall have the unqualified right to do so and, in such an event, Company and Inventor shall be restored to their former positions with respect to this Agreement and otherwise, and the rights, remedies, recourses and powers of Inventor shall continue as if the same had never been invoked.

I.

Attorney’s Fees.  In the event of litigation relating to, or arising from, this Agreement, the prevailing party shall be entitled to recover, all reasonable legal and paralegal fees, at all levels of proceedings, including, but not limited to, appeals, bankruptcy and collections, and disbursements, costs and charges, together with interest thereon at the Default Rate.

ARTICLE VII

MISCELLANEOUS TERMS AND CONDITIONS

A.

Time of Essence.  Time is of the essence with respect to all provisions of this Agreement.

B.

Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery addressed to the intended addressee at its address set forth on the first page of this Agreement, or at such other address as may be designated by such party as herein provided.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.  By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

C.

Successors and Assigns.  The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon the parties and their respective heirs, successors and assigns.

D.

Severability.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.  A determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

E.

Gender.  Words of any gender herein shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

G.

Section Headings.  The headings of the sections and paragraphs of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

H.

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Florida, provided: (i) that to the extent that any of such laws may now or hereafter be preempted by federal law, federal law shall govern and be controlling; and (ii) any questions affecting the construction and effect of any foreign patent shall be determined by the law of the country in which the foreign patent was granted, and provided further that the laws of the State of Florida shall govern as to the creation, priority and enforcement of this agreement.

I.

Counting of Days.  The term “days” when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the State of Florida, the period shall be deemed to end on the next succeeding business day.  The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

J.

Relationship of the Parties.  The relationship between Company and Inventor is that of an assignor and assignee of a Patent, notwithstanding the method of calculation of Royalties hereunder.   Neither Inventor nor Company is the agent, employee, joint venturer or partner of the other party.

K.

Inventor May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Company or its creditors or property, Inventor, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Inventor allowed in such proceedings for the entire sum due at the date of the institution of such proceedings and for any additional amount which may become due and payable by Company hereunder after such date.

L.

Counterparts/Facsimile. This Agreement may be: (i) executed in one or more counterparts as may be required; and (b) evidence of executed communicated by facsimile.  All counterparts and facsimiles shall be deemed as original documents for all purposes.

M.

Confidentiality. Except: (i) as disclosure is required by applicable law; and (ii) disclosure is necessary in order to record the appropriate references as contemplated in Section II (I); and (iii) disclosure is made to the professional advisors of the Inventor and Company, Inventor and Company shall keep the details of this Agreement confidential

N.

Entire Agreement and Modifications.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.  This Agreement may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

Witnesses:

________________________________

___________________________________

Print Name:

____________________

Dennis McGuire

________________________________

Print Name:

____________________

Ecosphere Technologies, Inc.

________________________________

By:

____________________________

Print Name:

____________________

Print Name: Charles Vinick

________________________________

Title:

Authorized Signatory

Print Name:

____________________

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this _____ day of ___________, 2013, by Dennis McGuire, (     ) who is personally known to me OR (     ) who produced _______________________ as identification.

________________________________

NOTARY PUBLIC

My Commission Expires:

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this _____ day of ___________, 2013, by _____________________, the ____________ of Ecosphere Technologies, Inc., a Florida corporation, on behalf of the corporation, (     ) who is personally known to me OR (     ) who produced _______________________ as identification.

________________________________

NOTARY PUBLIC

My Commission Expires:

EXHIBIT A

Patents and Trademarks

See attached.